UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of report (date of earliest event reported): December 24, 2002

MAGNITUDE INFORMATION SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

33-20432 75-2228828

(Commission File Number) (IRS Employer Identification No.)

401 State Route 24, Chester, New Jersey 07930

(Address of principal executive offices) (Zip Code)

(908) 879-2722

(Registrant's telephone number)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events.

During the review of the Company's current registration filing on Form SB-2,

the Securities and Exchange Commission expressed the opinion that the revenues associated with a certain sales contract entered into in 2001, due to the extended payment terms granted, should be recognized in 2002 rather than, as stated, in 2001. Accordingly, the Company is amending its interim reports on Forms 10-QSB and 10-KSB, decreasing revenues for the year 2001 by

$234,375 and increasing revenues for the current fiscal year by the same amount, $234,375.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MAGNITUDE INFORMATION SYSTEMS, INC.

Dated: December 23, 2002 By: /s/ Steven D. Rudnik_______________

Steven D. Rudnik, President